EXHIBIT 99.1

SELLAS Life Sciences Reports Full Year 2019 Financial Results and Provides Business Update

NEW YORK, March [13], 2020 -- SELLAS Life Sciences Group, Inc. (Nasdaq: SLS) (“SELLAS” or the “Company”), a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapies for a broad range of cancer indications, today reported financial results for the year ended December 31, 2019 and provided a business update.

“Our clinical and corporate progress in 2019 has laid the foundation for a busy and exciting 2020. We are progressing our clinical development program for galinpepimut-S (GPS), including our Phase 3 REGAL study in acute myeloid leukemia (AML), our Phase 1/2 basket study in combination with pembrolizumab (KEYTRUDA®), and our Phase 1 trial in combination with nivolumab (Opdivo®) in malignant pleural mesothelioma (MPM). The positive follow-up data of the Phase 2a AML CR2 study announced last month further support our Phase 3 REGAL study design,” said Angelos Stergiou, MD, ScD h.c., President and Chief Executive Officer of SELLAS. “Additionally, we have received and incorporated feedback from the U.S. Food and Drug Administration (FDA) on the design and plan for a Phase 3 registration-enabling study of nelipepimut-S (NPS) in patients with triple negative breast cancer (TNBC). Coupled with the Phase 2b data for NPS in combination with pembrolizumab in TNBC patients that were recently published in Clinical Cancer Research, this supports our business development efforts to pursue out-licensing opportunities for NPS’ clinical development.”

Recent Pipeline Highlights

Galinpepimut-S (GPS) Program

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In February 2020, SELLAS announced positive follow-up data from its Phase 1/2 study of GPS in patients with AML in second complete remission (CR2). The final data show a median overall survival (OS) of 21.0 months, at a median follow-up of 30.8 months, in patients receiving GPS compared to 5.4 months in patients treated with best standard care (p-value < 0.02). GPS therapy continued to be well-tolerated throughout the study.

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In February 2020, SELLAS announced the enrollment of the first patient in an investigator-sponsored clinical trial of GPS in combination with Bristol-Myers Squibb’s anti-PD-1 therapy, nivolumab (Opdivo®), in patients with MPM.

•	In January 2020, SELLAS announced that it has commenced patient screening for its pivotal Phase 3 REGAL study of GPS in patients with AML in CR2.

Nelipepimut-S (NPS) Program

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Today, SELLAS is announcing that final results from the efficacy and safety data analysis of the Phase 2b independent investigator-sponsored clinical trial of the combination of trastuzumab (Herceptin®) +/- NPS targeting HER2 low-expressing breast cancer patient cohorts, including TNBC patients, were recently published in the peer reviewed journal, Clinical Cancer Research. With regard to the TNBC patient cohort, the data analysis shows:

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Disease-free survival (DFS) landmark rate at 24 months for patients treated with NPS plus trastuzumab (n=53) was 92.6% compared to 70.2% for those treated with trastuzumab alone (n=44), a clinically and statistically significant improvement.

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There was a statistically significant reduction of 71.9% (p=0.01) in the frequency of clinically detected recurrences in patients treated with the combination (NPS plus trastuzumab) versus trastuzumab alone.

◦	The combination was generally well-tolerated and there were no clinicopathologic differences between the study groups.

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In February 2020, SELLAS announced it finalized the design and plan for a Phase 3 registration-enabling study of NPS in combination with trastuzumab for the treatment of patients with TNBC in the adjuvant setting after standard treatment, following feedback from a Type C review with the FDA. SELLAS is actively pursuing out-licensing opportunities to fund and conduct the future clinical development of NPS.

Recent Corporate Highlights

•	In February 2020, SELLAS announced the appointment of Dragan Cicic, MD, as Senior Vice President, Clinical Development.

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In January 2020, SELLAS entered into a securities purchase agreement with institutional investors to purchase approximately $6.5 million of its common shares (or pre-funded warrants to purchase common shares in lieu thereof) in a registered direct offering priced at-the-market and warrants to purchase common shares in a concurrent private placement.

Year End 2019 Financial Results

Cash Position: As of December 31, 2019, cash and cash equivalents were $7.3 million, compared to $5.3 million as of December 31, 2018. Net cash used in operating activities was $17.6 million for the year ended December 31, 2019, compared to $30.4 million for the year ended December 31, 2018. Net cash provided by financing activities was $19.6 million for the year ended December 31, 2019, primarily attributable to $16.0 million in net proceeds from the sale of equity securities and $3.6 million in net proceeds from the exercise of warrants to acquire shares of common stock. For the year ended December 31, 2018, net cash provided by financing activities was $23.1 million, primarily attributable to $31.2 million in net proceeds from the sale of equity securities, partially offset by $7.6 million in principal payments on previously outstanding debt and $0.5 million in cash dividends paid to the holders of previously outstanding preferred stock.

R&D Expenses: Research and development expenses were $7.3 million for the year ended December 31, 2019, as compared to $8.8 million for the year ended December 31, 2018. The $1.5 million decrease was primarily due to a $1.0 million decrease in personnel related expenses due to decreased headcount, a $0.6 million decrease in licensing fees primarily due to a clinical milestone for GPS recognized in 2018, a $0.3 million decrease in clinical expenses due to the completion of the Phase 2b trial of NPS in combination with trastuzumab in 2018 and a $0.2 million decrease in other research and development expenses. These decreases were partially offset by a $0.6 million increase in manufacturing related expenses for GPS.

G&A Expenses: General and administrative expenses were $9.9 million for the year ended December 31, 2019, as compared to $12.8 million for the year ended December 31, 2018. The $2.9 million decrease was primarily driven by a $0.8 million decrease in outside services and public company costs, a $0.7 million decrease in legal fees, a $0.7 million decrease in personnel related expenses due to reduced headcount, a $0.4 million decrease in rebates and returns related to former commercial products, a $0.2 million decrease in accounting fees, and a $0.3 million decrease in other general and administrative expenses. These decreases during 2019 reflect the Company’s efforts to limit expenses in order to preserve capital. These decreases were partially offset by a $0.2 million increase in insurance premiums.

Net Loss: Net loss for the year ended December 31, 2019 was $19.3 million and loss attributable to common stockholders was $28.0 million, or a basic and diluted loss per share to common stockholders of $10.92, as compared to a net loss of $27.7 million and loss attributable to common stockholders of $41.3 million for the year ended December 31, 2018, or a basic and diluted loss per share to common stockholders of $157.72. Net loss and loss attributable to common stockholders for the year ended December 31, 2019 includes a $2.8 million one-time non-cash impairment charge of in-process research and development associated with the abandonment of future development of GALE-301 and GALE-302, cancer immunotherapies that target the E39 peptide derived from the folate binding protein, as they are outside of the Company's core focus of the development of GPS. Net loss and loss attributable to common stockholders for the year ended December 31, 2018 includes a $9.6 million one-time non-cash impairment charge of in-process research and development associated with the termination of a license agreement for anagrelide CR formulation (GALE-401).

Keytruda® and Herceptin® are registered trademarks of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, N.J., USA, and Genentech, Inc., respectively, and are not trademarks of SELLAS. The manufacturers of these brands are not affiliated with and do not endorse SELLAS or its products.

About SELLAS Life Sciences Group, Inc.

SELLAS is a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, GPS, is licensed from Memorial Sloan Kettering Cancer Center and targets the WT1 protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS’ second product candidate, NPS, is a HER2-directed cancer immunotherapy with potential for the treatment of patients with early stage breast cancer with low to intermediate HER2 expression, otherwise known as HER2 1+ or 2+, which includes triple negative breast cancer patients, following standard of care.

For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to the Company’s plans for further development of and regulatory plans for GPS, including the timing of clinical results, the potential for GPS as a drug development candidate, plans for further development of and regulatory plans for NPS, statements regarding the outcome of discussions with the FDA regarding NPS and statements about the Company’s strategy and plans for out-licensing NPS. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with immune-oncology product development and clinical success thereof, the uncertainty of regulatory approval, the uncertainty regarding the impact of the global coronavirus pandemic on the Company’s business, and other risks and uncertainties affecting SELLAS and its development programs as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 13, 2020 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contacts
Will O’Connor
Stern Investor Relations, Inc.
212-362-1200
ir@sellaslife.com

Investor Relations
SELLAS Life Sciences Group, Inc.
917-438-4353
info@sellaslife.com